Exhibit 21

SUBSIDIARIES OF SUNVESTA, INC.

SunVesta

Inc.

USA

SunVesta

Holding AG

Switzerland

SunVesta

SunVesta

Projects & Management AG

Holding España SL

Switzerland

Spain

SunVesta

Costa Rica SA

Costa Rica

Exhibit 21